Exhibit 15.4

CONSENT OF INDEPENDENT AUDITORS

OF

Pilat Europe Limited

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated February 6, 2014, with respect to the financial statements of Pilat Europe Limited as of December 31, 2013, which report appears in the annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2013.

Yours sincerely,
LEVY COHEN & CO.
/s/ Levy Cohen and Co.

Registered Auditors and certified public accountants

London, England
April 28, 2014